UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2026

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

575 Anton Blvd Suite 1100, Costa Mesa, California 92626

(Address of principal executive offices)

714-599-5000

(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

On January 27, 2026, Mark Buller provided his resignation from the Board of Directors (the “Board”) of El Pollo Loco Holdings, Inc. (the “Company”), effective as of February 28, 2026. Mr. Buller’s decision to resign was not due to any disagreement with the Company.

Appointment of Directors

On January 27, 2026, the Board, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, appointed Frank Garrido to serve as an independent director of the Company, effective as of March 1, 2026.

The appointment of Mr. Garrido fills the vacancy on the Board that was created as a result of the departure of Mr. Buller. Upon recommendation of the Nominating Committee, the Board also appointed Mr. Garrido to serve on each of the Compensation Committee and Nominating and Governance Committee of the Board.

Mr. Garrido is the Executive Vice President – Chief Restaurant Officer of Domino’s Pizza, Inc., which he joined in 2017. In his role he is responsible for franchise and company operations, development, in-store technology, operations services and training. His extensive background across operations and restaurant leadership has driven strong domestic growth for the world’s largest pizza company. Prior to joining Domino’s, Mr. Wright held senior roles at Focus Brands and Edible Arrangements International.

Mr. Garrido will receive the same compensation as is paid to other non-employee directors of the Company and will enter into an indemnification agreement in substantially the same form as the other non-employee directors of the Company. Mr. Garrido is not party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Garrido and any other person pursuant to which he was elected as a director of the Company.

Item 7.01 Regulation FD Disclosure

On January 28, 2026, the Company issued a press release entitled “El Pollo Loco Appoints Frank Garrido to Board of Directors,” a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated January 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: January 28, 2026	By:	/s/ Ira Fils
		Name:	Ira Fils
		Title:	Chief Financial Officer